Loan No. 817768866


MULTIFAMILY NOTE - LAND TRUST


US $5,280,000.00

July ___, 1997

     FOR VALUE RECEIVED, the undersigned Co-
Maker and AMERICAN NATIONAL BANK AND TRUST
COMPANY OF CHICAGO, not personally or
individually, but solely as Trustee under the provisions of that certain Trust Agreement dated December 1, 1972, as amended on May 6,
1976 and further amended on November 30, 1992, and known as Trust Number 77424, (the
"Land Trustee") (the Co-Maker and the Land
Trustee may be referred to collectively as the "Borrower") jointly and severally promise to pay to the order of REILLY
MORTGAGE GROUP, INC., a District of Columbia corporation, the principal sum of Five
Million Two Hundred Eighty Thousand and
No/100ths Dollars (US $5,280,000.00), with
interest on the unpaid principal balance at the annual rate of Seven and Eighty Eight One
Hundredths percent (7.88%).

     1.   Defined Terms.  As used in this
Note, (i) the term "Lender" means the holder of this Note, (ii) the term "Indebtedness" means the principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument or any other
Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security
Instrument under Section 12 of the Security
Instrument, and (iii) the term "Co-Maker" means the party or parties having a beneficial interest in the Land Trust.
"Event of Default" and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.

     2.   Address for Payment.  All payments
due under this Note shall be payable at 2000
Corporate Ridge, Suite 925, McLean, Virginia
22102, or such other place as may be
designated by written notice to Borrower from or on behalf of Lender.

     3.   Payment of Principal and Interest.
Principal and interest shall be paid as
follows:

          (a)  Unless disbursement of
principal is made by Lender to Borrower on the first day of the month, interest for the period beginning on the date of disbursement and ending on and including the last day of the month in which such disbursement is made shall be payable simultaneously with the execution of this Note. Interest under this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          (b)  Consecutive monthly
installments of principal and interest, each in the amount of Thirty Eight Thousand Three
Hundred One and 99/100ths Dollars (US
$38,301.99), shall be payable on the first day of each month beginning on September 1, 1997, until the entire unpaid principal balance evidenced by this Note is fully paid.
Any accrued interest remaining past due for 30 days or more shall be added to and become part of the unpaid principal balance and shall bear interest at the rate or rates specified in this Note, and any reference below to "accrued interest" shall refer to accrued interest which has not become part of the unpaid principal balance. Any remaining principal and interest shall be due and payable on August 1, 2007, or on any earlier date on which the unpaid principal balance of this Note becomes due and payable, by acceleration or otherwise (the "Maturity
Date"). The unpaid principal balance shall continue to bear interest after the Maturity
Date at the Default Rate set forth in this Note until and including the date on which it is paid in full.

          (c)  Any regularly scheduled
monthly installment of principal and interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.

     4.   Application of Payments.  If at any
time Lender receives, from Borrower or
otherwise, any amount applicable to the
Indebtedness which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion.
Borrower agrees that neither Lender's
acceptance of a payment from Borrower, or any party making up Borrower, in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

     5.   Security.  The Indebtedness is
secured, among other things, by a Multifamily
Mortgage, Assignment of Rents and Security
Agreement (the "Security Instrument"), a
Collateral Assignment of Beneficial Interest, a Combined Security Agreement and Assignment of Rents and Leases, a Beneficiary's
Undertaking and related documents dated as of the date of this Note (collectively with the Security Instrument, the "Loan Documents"), and reference is made to the Loan Documents for other rights of Lender as to collateral for the Indebtedness.

     6.   Acceleration.  If an Event of
Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note and any other
Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance.

     7.   Late Charge.  If any monthly amount
payable under this Note or under the Security
Instrument or any other Loan Document is not received by Lender within 10 days after the amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to Five (5%) percent of such amount. Borrower acknowledges that its failure to make timely payments will cause
Lender to incur additional expenses in
servicing and processing the loan evidenced by this Note (the "Loan"), and that it is extremely difficult and impractical to determine those additional expenses.
Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment.
The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 8.

     8.   Default Rate.  So long as (a) any
monthly installment under this Note remains past due for 30 days or more, or (b) any other Event of Default has occurred and is continuing, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or the occurrence of such other Event of Default, as applicable, at a rate (the "Default Rate") equal to the lesser of 4 percentage points above the rate stated in the first paragraph of this Note or the maximum interest rate which may be collected from Borrower under applicable law. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. Borrower also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any monthly installment under this Note is delinquent for more than 30 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for more than 30 days or any other Event of Default has occurred and is continuing, Lender's risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk.
Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses
Lender will incur by reason of the Borrower's delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

     9.   Limits on Co-Maker's Personal
Liability.

(a)  Except as otherwise provided in this
Paragraph 9, Co-Maker shall have no personal liability under this Note, the Security
Instrument or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents, and Lender's only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender's exercise of its rights and remedies with respect to the Mortgaged Property and any other collateral held by Lender as security for the Indebtedness. These limitations on Co-Makers liability shall not limit or impair Lender's enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any obligations of Borrower.

          (b)  Co-Maker shall be personally
liable to Lender for the repayment of a
portion of the Indebtedness equal to zero percent (0%) of the original principal balance of this Note, plus any other amounts for which Co-Maker has personal liability under this Paragraph 9.

          (c)  In addition to Co-Maker's
personal liability under Paragraph 9(b), Co-
Maker shall be personally liable to Lender for the repayment of a further portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of (1) failure of Co-Maker to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and Section 2 of the
Combined Security Agreement and Assignment of
Rents and Leases, and the amount of all
security deposits collected by Co-Maker from tenants then in residence; (2) failure of Co-
Maker to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument; (3) failure of Co-Maker to comply with Section 14(d) or (e) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports; (4) commission of waste by Co-
Maker, including but not limited to failure of Co-Maker to contemporaneously replace any Personalty or Fixtures that Co-Maker removes from the Mortgaged Property with items of equal or better function and quality as required by Section 17 of the Security
Instrument; or (5) failure to apply Rents, first, to the payment of reasonable operating expenses and then to amounts ("Debt Service
Amounts") payable under this Note, the
Security Instrument or any other Loan
Document (except that Co-Maker will not be personally liable (i) to the extent that Co-
Maker lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, or (ii) with respect to Rents that are distributed in any calendar year if Co-Maker has paid all operating expenses and Debt Service Amounts for that calendar year.)

          (d)  For purposes of determining
Co-Maker's personal liability under Paragraph
9(b) and Paragraph 9(c), all payments made by Co-Maker or any guarantor of this Note with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Security Instrument or the Loan Documents shall be applied first to the portion of the Indebtedness for which Co-
Maker has no personal liability.

          (e)  Co-Maker shall become
personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of
Default: (1) Land Trustee's or the
beneficiary of the trust referred to in the first paragraph of this Note (the
"Beneficiary") acquisition of any property or operation of any business not permitted by
Section 33 of the Security Instrument, or the Beneficiary's acquisition or ownership of a beneficial interest under any trust other than the trust referred to in the first paragraph of this Note; (2) a Transfer
(including, but not limited to, a lien or encumbrance) that is an Event of Default under Section 21 of the Security Instrument, other than a Transfer consisting solely of the involuntary removal or involuntary withdrawal of a general partner in a limited partnership or a manager in a limited liability company; or (3) fraud or written material misrepresentation by Borrower or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender.

          (f)  In addition to any personal
liability for the Indebtedness, Co-Maker shall be personally liable to Lender for (1) the performance of all of Land Trustee's obligations under Section 18 of the Security
Instrument (relating to environmental
matters); (2) the costs of any audit under
Section 14(d) of the Security Instrument; and
(3) any costs and expenses incurred by Lender in connection with the collection of any amount for which Co-Maker is personally liable under this Paragraph 9, including fees and out of pocket expenses of attorneys and expert witnesses and the costs of conducting any independent audit of Borrower's books and records in relation to the Mortgaged Property to determine the amount for which Co-Maker has personal liability.

          (g)  To the extent that Co-Maker
has personal liability under this Paragraph
9, Lender may exercise its rights against Co-
Maker personally without regard to whether
Lender has exercised any rights against the Land Trustee or the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law. For purposes of this Paragraph 9, the term "Mortgaged Property" shall not include any funds that (1) have been applied by Borrower as required or permitted by the Security Instrument prior to the occurrence of an Event of Default or (2)
Borrower was unable to apply as required or permitted by the Security Instrument because of a bankruptcy, receivership, or similar judicial proceeding.

     10.  Voluntary and Involuntary
Prepayments.

          (a)  A prepayment premium shall be
payable in connection with any prepayment made under this Note as provided below:

               (1)  Borrower may voluntarily
prepay all of the unpaid principal balance of this Note on the last Business Day of a calendar month if Borrower has given Lender at least 30 days prior notice of its intention to make such prepayment. Such prepayment shall be made by paying (A) the amount of principal being prepaid, (B) all accrued interest, (C) all other sums due
Lender at the time of such prepayment, and
(D) the prepayment premium calculated
pursuant to Schedule A. For all purposes including the accrual of interest, any prepayment received by Lender on any day other than the last calendar day of the month shall be deemed to have been received on the last calendar day of such month. For purposes of this Note, a "Business Day" means any day other than a Saturday, Sunday or any other day on which Lender is not open for business. Borrower shall not have the option to voluntarily prepay less than all of the unpaid principal balance.

               (2)  Upon Lender's exercise of
any right of acceleration under this Note, Borrower shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (A) all accrued interest and all other sums due Lender, and (B) the prepayment premium calculated pursuant to
Schedule A.

               (3)  Any application by Lender
of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Borrower, requiring the payment to Lender by Borrower of a prepayment premium. The amount of any such partial prepayment shall be computed so as to provide to Lender a prepayment premium computed pursuant to Schedule A without Borrower having to pay out-of-pocket any additional amounts.

          (b)  Notwithstanding the
provisions of Paragraph 10(a), no prepayment premium shall be payable with respect to
(A) any prepayment made no more than 90 days before the Maturity Date, or (B) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security
Instrument.

          (c)  Schedule A is hereby
incorporated by reference into this Note.

          (d)  Any permitted or required
prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

          (e)  Borrower recognizes that any
prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Borrower, will result in Lender's incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties.
Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth on Schedule A represents a reasonable estimate of the damages Lender will incur because of a prepayment.

          (f)  Borrower further acknowledges
that the prepayment premium provisions of this Note are a material part of the consideration for the Loan, and acknowledges that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower's voluntary agreement to the prepayment premium provisions.

     11.  Costs and Expenses.  Borrower shall
pay all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other
Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

     12.  Forbearance.  Any forbearance by
Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower's obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

     13.  Waivers.  Presentment, demand,
notice of dishonor, protest, notice of
acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower and all endorsers and guarantors of this Note and all other third party obligors.

     14.  Loan Charges.  If any applicable
law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other
Loan Document, violates that law, and
Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

     15.  Commercial Purpose.  Borrower
represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

     16.  Counting of Days.  Except where
otherwise specifically provided, any
reference in this Note to a period of "days" means calendar days, not Business Days.

     17.  Governing Law.  This Note shall be
governed by the law of the jurisdiction in which the Land is located.

     18.  Captions.  The captions of the
paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

     19.  Notices.  All notices, demands and
other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with
Section 31 of the Security Instrument.

     20.  Consent to Jurisdiction and Venue.
Borrower agrees that any controversy arising under or in relation to this Note shall be litigated exclusively in the jurisdiction in which the Land is located (the "Property
Jurisdiction"). The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

     21.  Joint and Several Liability.    All
obligations under this Note shall be the joint and several obligations of the Land
Trustee and the Co-Maker. All obligations of the Co-Maker under this Note shall be the joint and several obligations of each of the parties making up the Co-Maker.

     22.  Remedies.  The holder of this Note
may pursue its remedies under this Note
and/or under the Security Instruments
concurrently or independently against any security for the payment of the Note, or against all or any of the undersigned.

     23.  Execution.  This Note is executed
by the Co-Maker who owns one hundred percent
(100%) of the beneficial interest and one hundred percent (100%) of the power of direction in, to and under the trust agreement referred to in the initial paragraph of this Note to evidence its personal liability as maker of the Note. Such personal liability of the Co-Maker is limited by the terms of this Note and the Loan
Documents.

     23.  Trustee's Exculpation.    This Note
is executed by the undersigned Land Trustee, not personally or individually, but as trustee of the land trust which holds title to the Mortgaged Property, in the exercise of the power and authority conferred upon and vested in it as trustee. It is expressly understood and agreed by each original and successive owner or holder of this Note that nothing contained in this Note shall be construed as creating any liability on the Land Trustee in its personal or individual capacity to pay this Note or any interest that may accrue hereunder, and that any recovery against the Land Trustee on this Note shall be solely against and out of the property that secures the repayment of the obligation evidenced by this Note.

     24.  WAIVER OF TRIAL BY JURY.  BORROWER
AND LENDER EACH (A) AGREES NOT TO ELECT A
TRIAL BY JURY WITH RESPECT TO ANY ISSUE
ARISING OUT OF THIS NOTE OR THE RELATIONSHIP
BETWEEN THE PARTIES AS LENDER AND BORROWER
THAT IS TRIABLE OF RIGHT BY A JURY AND (B)
WAIVES ANY RIGHT TO TRIAL BY JURY WITH
RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY
SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS
WAIVER OF RIGHT TO TRIAL BY JURY IS
SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND
VOLUNTARILY WITH THE BENEFIT OF COMPETENT
LEGAL COUNSEL.

     ATTACHED SCHEDULES.  The following
Schedules are attached to this Note:

     |X |  Schedule A    Prepayment Premium
(required)

     | X  |     Schedule B    Modifications
to Multifamily Note

     IN WITNESS HEREOF, the Borrower has
executed and delivered the Note as of the day and year first above written.

                         Trustee:

                         AMERICAN NATIONAL
BANK AND TRUST
                         COMPANY OF CHICAGO,
not personally or
                         individually, but
solely as Trustee as set forth above

                         By:
________________________________

                         Title:
________________________________

                         Co-Maker:

                         KRUPP REALTY
COURTYARDS LIMITED
                         PARTNERSHIP, an
Illinois limited partnership

                         By:  Krupp Realty
Limited Partnership-VII, a
                              Massachusetts
limited partnership, its
                              general partner

                              By:  The Krupp
     Corporation, a Massachusetts

     corporation, a general partner

                                   By:
     ______________________________
                                        Name:
     Stephen C. Parthum
                                        Its:
         Duly Authorized Agent

                         Borrower's Tax I.D.
No.: 363473542


PAY TO THE ORDER OF FEDERAL HOME LOAN
MORTGAGE CORPORATION WITHOUT RECOURSE
THIS ___ DAY OF _____________, 1997

REILLY MORTGAGE GROUP, INC.

______________________________________
Susan Blumberg, Vice President
SCHEDULE A

 PREPAYMENT PREMIUM


Any prepayment premium payable under
Paragraph 10 of this Note shall be computed as follows:

     (a)  If the prepayment is made between
the date of this Note and the date that is 114 months after the first day of the first calendar month following the date of this Note (the "Yield Maintenance Period"), the prepayment premium shall be the greater of:

     (i)  1.0% of the unpaid principal
balance of this Note; or

     (ii) the product obtained by
multiplying:

          (A)  the amount of principal being
prepaid,

               by

          (B)  the excess (if any) of the
Monthly Note Rate over the Assumed
               Reinvestment Rate,

               by

          (C)  the Present Value Factor.

          For purposes of subparagraph (ii),
the following definitions shall apply:

          Monthly Note Rate: one-twelfth
(1/12) of the annual interest rate of the Note, expressed as a decimal calculated to five digits.

          Prepayment Date:  in the case of a
voluntary prepayment, the date on which the prepayment is made; in any other case, the date on which Lender accelerates the unpaid principal balance of the Note.

          Assumed Reinvestment Rate:  one-
twelfth (1/12) of the yield rate as of the date 5 Business Days before the Prepayment
Date, on the 6.625% U.S. Treasury Security due May, 2007, as reported in The Wall Street
Journal, expressed as a decimal calculated to five digits. In the event that no yield is published on the applicable date for the Treasury Security used to determine the Assumed Reinvestment Rate, Lender, in its discretion, shall select the non-callable
Treasury Security maturing in the same year as the Treasury Security specified above with the lowest yield published in The Wall Street
Journal as of the applicable date. If the publication of such yield rates in The Wall
Street Journal is discontinued for any
reason, Lender shall select a security with a comparable rate and term to the Treasury
Security used to determine the Assumed
Reinvestment Rate.  The selection of an
alternate security pursuant to this Paragraph shall be made in Lender's discretion.

          Present Value Factor:  the factor
that discounts to present value the costs resulting to Lender from the difference in interest rates during the months remaining in the Yield Maintenance Period, using the Assumed Reinvestment Rate as the discount rate, with monthly compounding, expressed numerically as follows:



`              n = number of months remaining in Yield
Maintenance Period

          ARR = Assumed Reinvestment Rate

     (b) If the prepayment is made after the expiration of the Yield Maintenance Period but more than 90 days before the Maturity Date, the prepayment premium shall be 1.0% of the unpaid principal balance of this Note.

                         Trustee:

                         AMERICAN NATIONAL BANK AND TRUST
                         COMPANY OF CHICAGO, not personally or
                         individually, but solely as Trustee as
set forth above


                         By:  ________________________________

                         Title:
________________________________

                         Co-Maker:

                         KRUPP REALTY COURTYARDS LIMITED
                         PARTNERSHIP, an Illinois limited
partnership

                         By:  Krupp Realty Limited Partnership-VII, a
                              Massachusetts limited partnership,its
                              general partner

                        By:  The Krupp Corporation, a  Massachusetts
                                   corporation, a general partner

                        By:      ______________________________
                                        Name: Stephen C. Parthum
                                        Its:       Duly
     Authorized Agent

SCHEDULE B

                MODIFICATIONS TO MULTIFAMILY NOTE

1. Paragraph 9(c)(1) of this Note is amended to read as follows:

          (1) failure of Co-Maker to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and Section 2 of the Combined Security Agreement and Assignment of Rents and Leases, and except to the extent properly applied to a tenant's obligations under the lease, the amount of all security deposits collected by Co-Maker from tenants then in residence;

2. Paragraph 9 of this Note is amended to add the following subparagraph (h):

               (h)  Borrower shall be personally liable
          to Lender in (i) an amount equal to the
          amount necessary to complete any unfinished
          Repairs, as defined in the Security
          Instrument, and (ii) an amount equal to the amount necessary to pay any unpaid bills for materials, labor or services relating to the Repairs.

                         Trustee:

                         AMERICAN NATIONAL BANK AND TRUST
                         COMPANY OF CHICAGO, not personally or
                         individually, but solely as Trustee as
set forth above

                         By:  ________________________________

                         Title:
________________________________

                         Co-Maker:

                         KRUPP REALTY COURTYARDS LIMITED
                         PARTNERSHIP, an Illinois limited
partnership

                         By:  Krupp Realty Limited Partnership-
VII, a
                              Massachusetts limited partnership,
its
                              general partner

                              By:  The Krupp Corporation, a
     Massachusetts
                                   corporation, a general partner

                                   By:
     ______________________________
                                        Name: Stephen C. Parthum
                                        Its:       Duly
     Authorized Agent